EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Supernus to Host Fourth Quarter and Full Year 2013 Earnings Conference Call

Rockville, MD, February 25, 2014 - Supernus Pharmaceuticals, Inc. (NASDAQ: SUPN), a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system diseases, today announced that the Company expects to report fourth quarter and full year 2013 financial results after the market closes Wednesday, March 12, 2014.  CEO, Jack Khattar, and CFO, Greg Patrick, will be hosting a conference call on Thursday, March 13, 2014 at 9:00 AM Eastern Time, to discuss 2013 financial results and to provide a business update.

A live webcast will be available at www.supernus.com.  Following the live call, a replay will be available on the Company’s website under ‘Investor Info’.  The webcast will be archived on the Company’s website for 30 business days following the live call.

Please refer to the information below for conference call dial-in information. Callers should dial in approximately 10 minutes prior to the start of the call.

Conference dial-in:	877-288-1043
International dial-in:	970-315-0267
Conference ID:	54977145
Conference Call Name:	Supernus Pharmaceuticals 4Q 2013 Earnings Conference Call

About Supernus Pharmaceuticals, Inc.

Supernus Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on developing and commercializing products for the treatment of central nervous system, or CNS, diseases. The Company has two marketed products for epilepsy, Oxtellar XR® (extended-release oxcarbazepine) and Trokendi XR™ (extended-release topiramate). The Company is also developing several product candidates in psychiatry to address large market opportunities in ADHD, including ADHD patients with impulsive aggression. These product candidates include SPN-810 for impulsive aggression in ADHD and SPN-812 for ADHD.

Supernus Pharmaceuticals, Inc.
Jack A. Khattar, 301-838-2591
President and CEO
or
Gregory S. Patrick, 301-838-2591
Vice President and CFO
or
Investor Contact:
Cockrell Group, 877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com